UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 10, 2005

MILLIPORE CORPORATION

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	001-09781 (0-1052)	04-2170233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Concord Road, Billerica, Massachusetts 01821

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone number, including area code: (978) 715-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Annual incentive payments to the executive officers and other employees of Millipore Corporation are awarded under the Millipore Incentive Plan (formerly known as the 2000 Management Incentive Plan) (the “Incentive Plan”). The Incentive Plan is designed to create an award pool based on a formula-based assessment of the performance of the Company and (for business unit executives other than executive officers) individual Business Units with respect to predetermined financial and operational objectives (“Financial Performance Metrics”). These Financial Performance Metrics and their relative weight are set for each year by the Management Development and Compensation Committee of Millipore’s Board of Directors (the “Compensation Committee”) and may be changed from year to year. In 2004 the Compensation Committee set the Financial Performance Metrics to include revenue growth, profitability and relative performance of the Company versus peer companies in like industries. The Compensation Committee approves the Company and Business Unit goals; establishes personal goals for the CEO; and reviews the establishment by the CEO of the personal goals for the other executive officers.

The incentive award pool for executive officers including the CEO is based solely on overall Company performance. Levels of Company performance are defined in relation to corporate goals as “Target” (the expected level of performance); “Minimum” (that level of performance below which no incentive payment will be made); “Threshold” (a level of performance above Minimum but below Target performance) and “Stretch” (incentive in excess of Target, based on performance exceeding financial and operational goals). If corporate performance is below the Target performance, but above the Threshold, some incentive payment will be payable but not full target incentive payment; if corporate performance exceeds Target, additional incentive payment will be payable. For 2004, incentive opportunities ranged from 0 to 85% of base salary for executive officers of the Company other than the CEO. The incentive opportunity for the CEO was determined by the Compensation Committee.

Incentive payments for 2004 were determined by the Compensation Committee on February 10, 2005. The Compensation Committee reviewed the results of financial operations for 2004 and approved the incentive payments for the eligible group (to be paid in March 2005), which payments are consistent with the Financial Performance Metrics and relative weight as had been set for 2004.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective February 10, 2005, Millipore Corporation’s Board of Directors adopted Amended and Restated By-laws (“Amended By-Laws”), a copy of which are attached as Exhibit 3(ii) to this Current Report on Form 8-K. The Amended By-Laws were adopted to accomplish three objectives: (1) to incorporate changes made necessary when the Massachusetts Business Corporation Act (Mass. Gen. Laws ch. 156D) in effect replaced the Business Corporation Law (Mass. Gen. Laws ch. 156B) for Massachusetts corporations, effective July 1, 2004; (2) to streamline and simplify the Company’s prior by-laws in light of the greater flexibility and additional detail of ch. 156D; and, (3) to update and/or clarify the Company’s prior by-laws where appropriate.

Most amendments are minor, non-substantive changes designed to update and/or modernize the Company’s by-laws. By way of example only:

•	The term “stockholder” is replaced with “shareholder” throughout;

•	The office of clerk is replaced with the office of secretary, without significant change in powers and duties (see, e.g., Amended By-Laws §4.9); and,

•	Notice of shareholder meetings may be given by mail or through electronic transmission, with shareholder consent, including facsimile, email, or by posting on an electronic network (see Amended By-Laws § 2.4).

Only several Amended By-Laws sections include substantive changes from Millipore’s prior by-laws. These changes are summarized briefly below:

1. Amended By-Laws Section 2.9. Amended Section 2.9 affords shareholders the right to vote by proxy. The prior by-laws (§ 2.10) provided that a written proxy appointment form that contains no expiration date is valid for six (6) months from the date of signature by the shareholder. Amended Section 2.9 enlarges this period of time to eleven (11) months, as required by ch. 156D, Section 7.22.

2. Amended By-Laws Section 2.10. Amended Section 2.10 sets forth the procedure pursuant to which shareholders may nominate directors. Section 2.11 of the prior by-laws addressed both shareholder nominations of directors and shareholder-proposed business. The Amended By-Laws clarify the nomination procedure, in part, by creating separate and distinct sections for shareholder nominations of directors (Amended § 2.10) and shareholder-proposed business (Amended § 2.11). Amended Section 2.10 provides clear notice requirements for shareholder nominations of directors in both the annual and special meeting contexts. It also eliminates some detail regarding the required content of shareholder notice that otherwise is addressed by Regulation 14A under the Securities and Exchange Act of 1934 (“Exchange Act”), certain requirements of which are incorporated by reference.

3. Amended By-Laws Section 2.11. Amended Section 2.11 clarifies and simplifies the current by-law requirements for shareholder-proposed business by (a) separating in a distinct section such requirements from those relating to shareholder nomination of directors, and (b) replacing the detailed requirements contained in Section 2.11 of the prior by-laws with certain of the requirements of Rule 14a-8 under the Exchange Act, which are incorporated by reference.

4. Amended By-Laws Section 3.8. Consistent with the prior by-laws, Amended Section 3.8 states that at any meeting of the board of directors, a majority of the directors then in office shall constitute a quorum. Amended Section 3.8, however, proposes that a smaller number may (a) make

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certain determinations concerning whether indemnification or related advancement of expenses is permissible in a specific proceeding, and (b) fill a vacancy on the board of directors. These proposed amendments are allowed by Sections 8.55, 8.53, and 8.10 of ch. 156D, respectively.

5. Amended By-Laws Section 4.5. Amended Section 4.5, the provision addressing the powers, duties, and office of chief executive officer, departs from the prior by-laws in that it explicitly allows the board of directors to appoint a chief executive officer who need not hold another office (thus enabling, for example, the Company to have different individuals fill the offices of chief executive officer and president).

6. Amended By-Laws Section 8.2. Amended Section 8.2 sets forth procedures for establishing a record date (for determining the shareholders having the right to notice of and to vote at a meeting) and closing transfer books. Amended Section 8.2 allows the board of directors to fix a record date no more than seventy (70) days in advance of the meeting in question. The prior by-laws, by contrast, allow for the establishment of a record date no more than sixty (60) days in advance of the relevant meeting. This change is consistent with ch. 156D, Section 7.07.

7. Amended By-Laws Section 9. Amended Section 9 addresses indemnification of officers and directors. The proposed modification presents a provision that is more clear and concise than Section 9 of the prior by-laws, eliminating unnecessary detail, and calling for indemnification to the maximum extent permitted under Massachusetts law. This streamlined provision is made possible, in large part, because ch. 156D, §§ 8.50 et seq. provides much more detail on indemnification-related procedures than were contained in ch. 156B. Amended Section 9 also requires advancement of expenses to any person seeking indemnification, upon request (advancement of expenses is discretionary under the prior by-laws), and eliminates the prior by-laws’ explicit requirement that the indemnified individual agree to repay expenses advanced in the event that it ultimately is determined that he or she was not entitled to indemnification. Chapter 156D, Section 8.53, however, provides this latter requirement.

8. Amended By-Laws Section 11. Amended Section 11 identifies the individuals with authority to bind the Company to contracts and other obligations. To increase the efficiency of business operations, Amended Section 11 expands the list of authorized individuals contained in the prior by-laws by adding the chief executive officer and any designee of any listed officer.

Item 8.01 Other Events.

On February 14, 2005, Millipore Corporation issued a press release announcing that Martin D. Madaus, the Company’s President and CEO, has been appointed as Chairman of the Company’s Board of Directors, effective March 1, 2005. The Company’s current Chairman, Francis J. Lunger, will step down from that position on the same date, as disclosed previously in the Company’s Current Report on Form 8-K of December 6, 2004. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.	Title
3(ii)	Amended and Restated By-Laws, effective February 10, 2005

99.1	Press Release issued February 14, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLIPORE CORPORATION

/s/ Jeffrey Rudin
Jeffrey Rudin
Vice President and General Counsel

Date: February 14, 2005

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EXHIBIT INDEX

Exhibit No.	Description
3(ii)	Amended and Restated By-Laws, effective February 10, 2005

99.1	Press Release issued February 14, 2005

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